EXHIBIT 99.1

CEO/CFO Certification Pursuant to § 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Pinnacle Bankshares Corporation, respectively, certify that the Quarterly Report on Form 10-QSB for the period ended March 31, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Pinnacle Bankshares Corporation and subsidiary at the dates and for the periods indicated.

May 9, 2003	/s/ ROBERT H. GILLIAM, JR.

Date	Robert H. Gilliam, Jr., President and Chief Executive Officer

May 9, 2003	/s/ BRYAN M. LEMLEY

Date	Bryan M. Lemley, Secretary, Treasurer and Chief Financial Officer